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                                                                 Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 2002, in the Registration Statement (Form SB-2, No. 333-84584) declared effective on May 20, 2002, by the Securities and Exchange Commission and related prospectus of Centra Financial Holdings, for the registration of an additional 120,000 shares of its common stock.



                                                   ERNST & YOUNG LLP

Charleston, West Virginia
June 25, 2002